SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    September 23, 2005
                                                 -----------------------


                          MSGI SECURITY SOLUTIONS, INC.
               (Exact name of Registrant as specified in charter)



           Nevada                    0-16730                88-0085608
------------------------------ -------------------- -------------------------
(State or other jurisdiction       (Commission          (I.R.S. Employer
     of incorporation)              File No.)          Identification No.)


         575 Madison Avenue
         New York, New York                           10022
----------------------------------------        -----------------
(Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code   (917) 339-7134
                                                   -----------------



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities
         Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange
        Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
        Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
        Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01  Other Events.

On September 23, 2005, MSGI Security Solutions, Inc. ("MSGI" or the "Company") announced that on September 19, 2005, it entered into a temporary 60-day agreement with the New York City Police Department Transit Police Bureau for a pilot program relating to the testing and evaluation of the Company's wireless covert video surveillance system. On September 26, 2005, the Company issued a further press release which was intended to clarify the status of the previously announced pilot program. For reasons unrelated to the quality or performance of the Company's wireless security system, the Company was advised by the New York City Police Department Transit Bureau that certain operational and administrative issues within the Bureau necessitated a delay in the Bureau presently proceeding with the pilot program. The Company has made inquiry of the NYPD Transit Bureau as to when the pilot program may resume and any issues that are needed to be resolved before the resumption of the pilot program. There is no assurance that the temporary agreement and the pilot program will ultimately result in a definitive agreement.

Item 9.01  Financial Statements and Exhibits

(c) The following documents are filed herewith as exhibits to this Form 8-K:

Exhibit No.

99.1     Press Release issued by the Registrant dated September 23, 2005.
99.2     Press Release issued by the Registrant dated September 26, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          MSGI SECURITY SOLUTIONS, INC.



Date:  September 27, 2005           By:  /s/ Richard J. Mitchell III
                                       ---------------------------------------
                                    Name: Richard J. Mitchell III,
                                          Chief Accounting Officer
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                                  EXHIBIT INDEX

Exhibit No.                 Description of Exhibit

99.1           Press Release issued by the Registrant dated September 23, 2005.
99.2           Press Release issued by the Registrant dated September 26, 2005.